UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
_________________________

Date of Report (Date of earliest event reported):  January 3, 2022

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-09533 (Commission File Number)	59-2459427 (I.R.S. Employer Identification No.)

9800 N.W. 41st Street Miami, Florida (Address of principal executive offices)	33178 (Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	INT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01.          Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 28, 2021, World Fuel Services Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with World Fuel Services, Inc., a wholly-owned subsidiary of the Company (“Buyer”), Flyers Energy Group, LLC (“Flyers Energy”), the direct equity holders of Flyers Energy and certain indirect equity holders of Flyers Energy, pursuant to which Buyer agreed to acquire all of the outstanding equity interests in Flyers Energy (the “Acquisition”).

On January 3, 2022, Buyer completed the Acquisition for a purchase price (“Purchase Price”) of $773 million, subject to customary adjustments relating to net working capital, indebtedness and transaction expenses.  $623 million of the Purchase Price was paid in cash at the closing of the Acquisition and, at the election of the Company, $50 million of the Purchase Price was satisfied through the delivery of 1,768,034 shares of common stock of the Company (the “Shares”).  The remaining $100 million of the Purchase Price was held back at the closing of the Acquisition by Buyer to satisfy potential indemnification and other obligations of the equity holders of Flyers Energy under the Purchase Agreement, with one-half of such holdback to be released on the first anniversary of the closing of the Acquisition and the remainder of such holdback to be released on the second anniversary of the closing of the Acquisition, in each case subject to reduction in respect of amounts claimed under the Purchase Agreement.

Item 3.02.          Unregistered Sales of Equity Securities.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Shares issued in the Acquisition have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws.

 Item 7.01.          Regulation FD Disclosure.

On January 3, 2022, the Company issued a press release announcing completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

This information and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 9.01.          Financial Statements and Exhibits.

(a)            Financial statements of businesses or funds acquired.

  The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)            Pro forma financial information.

  The Company will file the financial statements required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)            Exhibits.

Exhibit No.                           Description

99.1                                        Press release, dated January 3, 2022

104                                         Cover Page Interactive Data File, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2022	World Fuel Services Corporation

	By:	/s/ Ira M. Birns
Ira M. Birns
Executive Vice President and Chief Financial Officer